Exhibit 3.9

State of Colorado

Department of

State

Certificate

I, SCOTT GESSLER, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE, THE ATTACHED IS A FULL, TRUE AND COMPLETE COPY OF THE ARTICLES OF INCORPORATION AND ALL AMENDMENTS THERETO OF

FORERUNNER CORPORATION

(COLORADO CORPORATION)

AS FILED IN THIS OFFICE AND ADMITTED TO RECORD.

Dated: October 04, 2011

SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

FORERUNNER ENGINEERING CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these Articles of Incorporation.

ARTICLE I Name and Principal Street Address	961076355 M $50.00 SECRETARY OF STATE 06-06-96 12:41

The name of the corporation shall be Forerunner Engineering Corporation. The corporation’s principal office is located at 5575 Sycamore St, Suite 210, Littleton, CO 80120.

ARTICLE II

Period of Duration

This corporation shall exist perpetually unless dissolved according to law.

ARTICLE III

Purpose

The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act.

COMPUTER UPDATE COMPLETE

COMP.CH’D.TR

ARTICLE IV

Capital

The aggregate number of shares which this corporation shall have the authority to issue is 50,000 shares with a par value of $1.00, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be non-assessable.

ARTICLE V

Preemptive Rights

A shareholder of the corporation shall be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any new or additional shares of stock of the corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

ARTICLE VI

Cumulative Voting

The shareholders shall be entitled to cumulative voting.

ARTICLE VII

Share Transfer Restrictions

The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation’s right to so impose such restrictions.

ARTICLE VIII

Registered Office and Agent

The initial registered office of the corporation shall be at 5575 Sycamore St, Suite 210, Littleton, CO 80120 and the name of the initial registered agent at such address is William Groskopf. Either the registered office or the registered agent may be changed in the manner provided by law.

/s/ William Groskopf
William Groskopf, Registered Agent

ARTICLE IX

Initial Board of Directors

The initial board of directors of the corporation shall consist of two (2) directors, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

William Groskopf

6668 West Weaver Avenue

Littleton, Colorado 80123

Diane Groskopf

6668 West Weaver Avenue

Littleton, Colorado 80123

The number of directors of the corporation shall be fixed and may be altered from time to time as may be provided in the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the stockholders at an annual or special meeting, as shall be provided in the Bylaws.

ARTICLE X

Director Liability

No director of the corporation shall be personally liable to the corporation or to its shareholders for monetary damages for breach of his or her fiduciary duty as a director.

ARTICLE XI

Transactions with Interested Directors

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporations are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the majority of the board of directors; and any director of the corporation who is also a director of officer of such other corporation, or who is so interested, not be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize such contract or transaction, and may vote there at to authorize such contract or transaction with like force and effect as if he were not such a director or officer of such other corporation or not so interested.

ARTICLE XII

Incorporator

The and address of the incorporator are as follows:

William Groskopf

5575 Sycamore St, Suite 210

Littleton, Colorado 80120

In witness whereof, the above named incorporator signed these Articles of Incorporation on May 3, 1996

/s/ William Groskopf
William Groskopf, Incorporator

STATE OF COLORADO	)
) ss.
COUNTY OF DENVER	)

I, the undersigned, a notary public, hereby certify that on the 3rd day of May, 1996, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporated, and that the statements therein contained are true.

Witness my hand and official seal.

My commission expires: 7-22-96

Notary Public

	Mail to: Secretary of State	For office use only 002
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
MUST BE TYPED	Fax (303) 894-2242	19971172483 M
FILING FEE: $25.00	DPC 19961076355	$ 25.00
MUST SUBMIT TWO COPIES		SECRETARY OF STATE
10-28-97 12:17:04
Please include a typed self-addressed envelope	ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is FORERUNNER ENGINEERING CORPORATION

SECOND: The following amendment to the Articles of Incorporation was adopted on SEPT. 15 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

No shares have been issued or Directors Elected - Action by Incorporators

No shares have been issued but Directors Elected - Action by Directors

Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is Forerunner Corporation

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: NONE

If these amendments are to have a delayed effective date, please list that date:

(Not to exceed ninety (90) days from the date of filing)

Signature
Title	President

Oct 21 2007         Revised 7/95

	Mail to: Secretary of State	For office use only
Corporations Section
1560 Broadway, Suite 200
Must be typed	Denver, CO 80202
FILING FEE: $5.00	(303) 894-2251
MUST SUBMIT TWO COPIES	Fax (303) 894-2242	19971179055 M
	DPC 19961076355	$ 5.00
	STATEMENT OF CHANGE OF	SECRETARY OF STATE
Please include a typed	REGISTERED OFFICE OR	11-07-97 14:44:34
self-addressed envelope	REGISTERED AGENT, OR BOTH

Pursuant to the provisions of the Colorado Business Corporation Act, the Colorado Nonprofit Corporation Act, the Colorado Uniform Limited Partnership Act of 1981 and the Colorado Limited Liability Company Act, the undersigned, organized under the laws of:

submits the following statement for the purpose of changing its office or its registered agent, or both in the state of Colorado:

FIRST:	The name of the corporation, limited partnership or limited liability company is:

Forerunner Corporation

SECOND:	Street address of the current registered office is:

(Include City, State, Zip)

	and if changed, the NEW STREET ADDRESS is:	3900 S. Wadsworth Blvd. #580

Lakewood, CO 80235
(Include City, State, Zip)

THIRD:	The name of its current registered agent is:

and if changed, the NEW REGISTERED AGENT is:

Signature of NEW REGISTERED AGENT:

The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

FOURTH:	If changing the principal place of business address ONLY, the new address is:

as above

Signature

Title	Corporate Secretary

ARTICLES OF AMENDMENT TO	FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE
ARTICLES OF INCORPORATION (PROFIT) Form 205 Revised July 1, 2002
Filing fee: $25.00	20021224869 M
Deliver to: Colorado Secretary of State Business Division STOCK CHANGE	$ 25.00
SECRETARY OF STATE
1560 Broadway, Suite 200	08-15-2002 10:46:50
Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us <http://www.sos.state.co.us> ABOVE

SPACE FOR OFFICE USE ONLY

DPC 19961076355

Pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the corporation is:	ForeRunner Corporation

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted:

                July 31, 2002

3. The text of each amendment adopted (include attachment if additional space needed):

Article IV of the Articles of Incoporation is amended to read as follows:

        “The aggregate number of shares which this corporation shall have the authority to issue is 50,000 shares with a par value of $0.10, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be non-assessable.”

4. If changing the corporation name, the new name of the corporation is:

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

None

Indicate manner in which amendment(s) was adopted (mark only one):

No shares have been issued or Directors elected - Adopted by Incorporator(s)
No shares have been issued but Directors have been elected - Adopted by the board of directors
Shares have been issued but shareholder action was not required - Adopted by the board of directors

COMPUTER UPDATE COMPLETE

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X	The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing)                    (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

(a) Willard V. Jones. Esq.

(b) 12650 W. 64th Ave., Suite #E-507, Arvada, CO 80004

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name	Willard V. Jones	address	12650 W. 64th Ave., Suite #E-507, Arvada, CO 80004

voice	303/425-7338	fax	303/425-7560	e-mail	wvjoneslaw@netzero.net